EXHIBIT B-6



                          WASHINGTON GAS LIGHT COMPANY

                                       AND

                               WGL HOLDINGS, INC.

                                SERVICE AGREEMENT

     THIS AGREEMENT made this ____ day of ____________ 2000, between Washington Gas Light Company, a District of Columbia and Virginia corporation (hereinafter called the Company) and WGL Holdings, Inc., a Virginia corporation (hereinafter called the Affiliate).

                                   WITNESSETH:

     The Company is a subsidiary of the Affiliate. The Company has specialists who are experienced in the operations of gas utilities and related businesses, together with appropriate facilities and equipment, through which it is prepared to furnish services, as hereinafter described, to the Affiliate.

     The rendition of such services on a centralized basis will enable the Affiliate to realize substantial economic and other benefits through (1) efficient use of personnel and equipment, (2) coordination of analysis and planning, and (3) availability of specialized personnel and equipment which the Affiliate cannot economically maintain on an individual basis. Furthermore, the execution of this service agreement establishes procedures to allocate costs that will further assure that utility customers do not subsidize nonutility operations.

     The Company has previously entered into service agreements with other WGL affiliates (collectively, the "Affiliates") on substantially the same terms and


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conditions. The Company will render all services performed under all agreements at cost, which cost shall be fairly and equitably apportioned among the Affiliates. To the extent that any charges for services or goods are rendered to the Affiliates on the basis of estimated costs, they are readjusted to actual costs at least annually except in cases of construction, in which event such charges are adjusted upon completion of the individual projects.

     WITNESSETH THAT the Company and the Affiliate, in consideration of the promises included herein, agree as follows:

     1.  Agreement to Furnish Services. The Company agrees to furnish to the
         -----------------------------
Affiliate, upon the terms and conditions set forth in Attachment A, which is attached hereto and constitutes a part hereof, each of the services described in
Article II of said Attachment A, at such times, for such periods and in such manner, as the Company and the Affiliate respectfully may from time to time request. The Company will maintain an organization sufficient to render with efficiency and reasonable promptness each of the services described in Article II of said Attachment A, but it shall not be obligated to perform any services hereunder without reasonable notice.

     2.  Effective Date of this Agreement. This Agreement shall become effective
         --------------------------------
when approved by the State Corporation Commission of Virginia and supersedes any previous agreements between the Company and the Affiliate.

     3.  Termination. This Agreement may be terminated upon not less than thirty
         -----------
(30) days written notice, by either the Company or the Affiliate; provided, however, that this Agreement shall be terminated automatically (i) to the extent that performance under this Agreement may conflict with any rule, regulation or order of any state or federal regulatory agency having jurisdiction over the


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Company or the Affiliate, or (ii) if this Agreement shall become invalid or illegal under any state law or under any rule, regulation or order of any state commission or other state body having jurisdiction in the premises.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       WASHINGTON GAS LIGHT COMPANY



                                       By:______________________________________
                                           Joseph M. Schepis
                                           President and Chief Operating Officer

                                       WGL HOLDINGS, INC.



                                       By:______________________________________
                                           Joseph M. Schepis
                                           President and Chief Operating Officer


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                                  Attachment A

                          WASHINGTON GAS LIGHT COMPANY

                              ---------------------

                     Services Available Between the Company
                and Affiliate, Methods of Charging Therefor, and
            Miscellaneous Terms and Conditions of Service Agreements

                              ---------------------

                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS                                                    Page

A.       "WGL".............................................................. 1
B.       "Affiliate" and "Affiliates"....................................... 1
C.       "Service Agreement"................................................ 1


ARTICLE II.  DESCRIPTION OF SERVICES

A.       Accounting, Financial and Statistical Services..................... 1
B.       Auditing and Internal Audit Services............................... 2
C.       Budget Services.................................................... 2
D.       Corporate and Legal Services....................................... 2
E.       Engineering, Operations and Planning Service....................... 2
F.       Human Resources Services........................................... 2
G.       Information Systems Services....................................... 3
H.       Gas Dispatching Services........................................... 3
I.       Marketing and Advertising Service.................................. 3
J.       Insurance Services................................................. 3
K.       Methods Services................................................... 3
L.       Officers........................................................... 4
M.       Rate Services...................................................... 4
N.       Tax Services....................................................... 4
O.       Miscellaneous Services............................................. 4


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ARTICLE III.  COMPENSATION

A.       Specific Direct Salary Charges to Affiliate........................ 5
B.       Apportioned Direct Salary Charges to Affiliate..................... 5
C.       Indirect Labor Costs............................................... 5
D.       Apportionment of Employee Benefits................................. 6
E.       Other Expenses..................................................... 6
F.       Apportionment of Overhead.......................................... 6
G.       Transfer of Equipment and Goods.................................... 6

ARTICLE IV.  BILLING

A.       Monthly Bills and Detail Statement of Charges...................... 7
B.       Information to be Furnished by Affiliate........................... 7


ARTICLE V.  INSPECTION OF RECORDS........................................... 7


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                          WASHINGTON GAS LIGHT COMPANY

                        Services Available to Affiliate,
                        Methods of Charging Therefor, and
            Miscellaneous Terms and Conditions of Service Agreements

                             ARTICLE I. DEFINITIONS

     A. The term "WGL" or "Company" shall mean Washington Gas Light Company and its successors.

     B. The term "Affiliate" shall mean any corporation affiliated with WGL and which is a party to a "Service Agreement" with WGL; the term "Affiliates" refers to the affiliates of WGL collectively.

     C. The term "Service Agreement" shall mean an agreement, of which this Attachment A constitutes a part, for the rendition of service by WGL.

                       ARTICLE II. DESCRIPTION OF SERVICES

     The services and facilities which the Company is prepared to render and furnish to the Affiliate, as requested from time to time by the Affiliate, are set forth in general terms below. The details listed under each heading are intended to be illustrative rather than inclusive and are subject to modification from time to time in accordance with the state of the art and the needs of the Affiliate.

     A.  Accounting, Financial and Statistical Services.
         -----------------------------------------------

     WGL will advise and assist the Affiliate in accounting, financial and statistical matters, including the preparation and furnishing of financial, statistical and other related reports and analyses; credit services such as credit checks and collection of overdue accounts; cash management services such as billing, processing and application of cash receipts; payroll processing services; and financial services such as forecasting cash requirements,


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obtaining financing and evaluating proposed sales programs and financing terms.

     B.  Auditing and Internal Audit Services.
         -------------------------------------

     WGL will conduct periodic audits of the general records of the Affiliate and will coordinate the audit programs of the Affiliate with those of the independent accountants in the annual examination of their accounts.

     C.  Budget Services.
         ----------------

     WGL will advise and assist the Affiliate in matters involving the preparation and development of budgets and budgetary controls.

     D.  Corporate and Legal Services.
         -----------------------------

         WGL will advise and assist the Affiliate in connection with corporate and legal matters, and with administrative and judicial proceedings involving regulatory, tax, contract, tort, property, insurance and similar matters.

     E.  Engineering, Operations and Planning Services.
         ----------------------------------------------

     WGL will advise and assist the Affiliate in connection with estimates of gas requirements and gas available, gas transmission, measurement, storage and distribution, construction requirements, negotiation of gas purchase and sale contracts, and other operating matters.

     F.  Human Resources Services.
         -------------------------

     WGL will advise and assist the Affiliate, as required, in connection with employee relations matters, including recruitment, employee placement, training, compensation, safety, labor relations and health, welfare and employee benefits.


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     G.  Information Systems Services.
         -----------------------------

         WGL will process data for the Affiliate by means of electronic, magnetic tape, or other tabulating or calculating equipment maintained on a centralized basis. These services will include the computing, preparing and processing of service bills and other bookkeeping, accounting, analytical and related functions.

     H.  Gas Dispatching Services.
         -------------------------

     WGL will advise and assist the Affiliate in the dispatching of the gas supplies available to the Affiliate, and in determining and effecting the most efficient routing and distribution of such supplies in light of the respective needs therefor and the applicable laws and regulations of governmental bodies. If requested, WGL will provide a central dispatcher or dispatchers to handle the routing and dispatching of gas.

     I.  Marketing and Advertising Services.
         -----------------------------------

     WGL will advise and assist Affiliate in matters involving the furnishing of information to customers, employees, investors and other interested groups, and to the public generally, including the preparation of booklets, photographs, motion pictures, and other means of presentation, and assistance to Affiliate in their marketing and advertising programs.

     J.  Insurance Services.
         ------------------
         WGL will advise and assist Affiliate in general insurance matters, in obtaining policies, making inspections and settling claims.

     K.  Methods Services.
         -----------------

         WGL will advise and assist the Affiliate in the formation of accounting practices and methods of procedure, in the standardization of forms, and with


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respect to the purchase, rental and use of mechanical and electronic computing equipment. WGL will also conduct such special studies as may be requested by the Affiliate.

     L.  Officers.
         ---------

     Any Affiliate may, with the consent of WGL, elect to any office of the Affiliate any officer or employee of WGL whose compensation is paid by WGL. Services rendered to the Affiliate by such person as an officer shall be billed by WGL to the Affiliate and paid for as provided in Articles III, IV and V, and the Affiliate shall not be required to pay any compensation directly to any such person.

     M.  Rate Services.
         --------------

         WGL will advise and assist the Affiliate in all rate matters, including the design and preparation of schedules and tariffs, the analysis of rate filings of producers and pipeline suppliers, and the preparation and presentation of testimony and exhibits to regulatory authorities.

     N.  Tax Services.
         ------------
         WGL will advise and assist the Affiliate in tax matters, in the preparation of tax returns and in connection with proceedings relating to taxes.

     O.  Miscellaneous Services.
         -----------------------

     WGL will render to any Affiliate any such services, not hereinabove described, as from time to time WGL may be equipped to render and such Affiliate may desire to have performed.


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                            ARTICLE III. COMPENSATION

     It is the intent of the Company and the Affiliate that charges for goods, services, and facilities shall compensate the Company for all its costs including without limitation its direct costs, all indirect costs related to such direct costs and all overhead costs of providing goods, services, and facilities.

     The amounts which an Affiliate shall pay to WGL shall be determined as provided in this Article III.

A.   Specific Direct Salary Charges to Affiliate.
     --------------------------------------------

     To the extent that time spent by the officers and employees of WGL is related to specific, identifiable services, a direct salary charge shall be made based on the hourly rates of compensation.

B.   Apportioned Direct Salary Charges.
     ---------------------------------

     To the extent that the time spent by the officers and employees of WGL is related to services rendered to Affiliates generally, or to any specified group of the Affiliates, a direct salary charge shall be made to the Affiliates generally, or to such specified group of the Affiliates, and allocated to each such Affiliate upon such equitable basis or bases as WGL may from time to time specify.

C.   Indirect Labor Costs.
     ---------------------

     There shall be added to the direct labor charges in (A) and (B) of this
Article III a suitable loading factor for holidays, vacations, sick time and such other excused time with pay as is consistent with WGL's accounting policies.


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D.   Apportionment of Employee Benefits.
     -----------------------------------

     The employee benefit expenses which are related to direct salary charges made pursuant to paragraphs (A) and (B) of this Article III shall be apportioned among the several Affiliates, as applicable, in the proportions which the respective direct salary charges made pursuant to the rendering of such services to each Affiliate bear to the aggregate of such direct salary charges.

E.   Other Expenses.
     ---------------

     All expenses, other than salaries and employee benefit expenses incurred by WGL in connection with services rendered to a specific Affiliate shall be charged directly to such Affiliate. All such expenses incurred by WGL in connection with services rendered to the Affiliate generally or to any specified group of Affiliates shall be apportioned in the manner set forth in paragraph
(B) of this Article III for the apportionment of salary charges. All other expenses shall be considered Overhead, which shall include: rents; depreciation; amortization; return; taxes; compensation of employees performing office service functions; general office supplies; charges for utility, maintenance and similar services; legal fees and fees of independent accountants; and all other such expenses normally treated as Overhead.

F.    Apportionment of Overhead.
      --------------------------

     The Overhead shall be allocated among the Affiliates in the manner prescribed by WGL to fairly apportion the Overhead charges between the Company and the Affiliates.

G.   Transfer of Equipment or Goods.
     -------------------------------

     Where applicable, the sale price of goods transferred to or from affiliated companies will be based on approved tariffs in effect at the time of the sale or transfer. If the sale is not covered by a tariff, the sales price of items transferred between affiliated companies will be based on the net book value at


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the time of transfer.


                               ARTICLE IV. BILLING

A.   Monthly Bills and Detail Statement of Charges.
     ---------------------------------------------

     As soon as practicable after the close of each month WGL will issue to the Affiliate an Invoice and Detail of Charges which will itemize the amounts due for services, overhead and expenses for such month, computed pursuant to Article
III. All amounts so billed shall be paid within fifteen (15) days after the receipt of the bill therefor.

     To the extent required by law, all bills shall be accompanied by a statement showing the manner in which such charge was determined.

B.  Information to be Furnished by Affiliate.
     ----------------------------------------

     The Affiliate will forward to WGL from time to time, as requested, such financial and statistical information as WGL may need to compute the charges payable by Affiliate upon such basis as may have been specified pursuant to
Article III.

                        ARTICLE V. INSPECTION OF RECORDS

     WGL agrees to keep its books and records available for inspection at all reasonable times by representatives of the Affiliate in order that the correctness of the charges made by WGL for services to the Affiliate may be verified by the Affiliate. The Affiliate agrees to do the same on behalf of WGL.


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